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                                                                     Exhibit 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                            IVIVI TECHNOLOGIES, INC.


                          (Adopted as of _______, 2006)
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                                    ARTICLE I
                                     OFFICES

         1.1. Registered Office and Agent. The initial registered office of Ivivi Technologies, Inc., a New Jersey corporation (the "Corporation"), in the State of New Jersey is located at 224-S Pegasus Avenue, Northvale, New Jersey 07647. The initial registered agent of the Corporation at that office is Andre' DiMino.

         1.2. Principal Place of Business. The principal place of business of the Corporation is located at 224-S Pegasus Avenue, Northvale, New Jersey 07647.

         1.3. Other Places of Business. Branch or subordinate places of business or offices may be established at any time by the Corporation's Board of Directors (the "Board") at any place or places where the Corporation is qualified to do business or where qualification is not required.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         2.1. Annual Meeting.

                  (a) The annual meeting of shareholders shall be held upon not less than ten (10) nor more than sixty (60) days' written notice of the meeting given in accordance with Section 2.5 of these Bylaws. The annual meeting shall be held at the time and at the place determined by the Board. At the annual meeting of shareholders, the shareholders shall elect directors and transact any other business that lawfully comes before the meeting. Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders: (i) pursuant to the Corporation's notice of meeting of shareholders; (ii) by or at the direction of the Board; or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice required by clause (1) of
Section 2.1(b)(i) of these Amended and Restated Bylaws (as amended and/or restated from time to time, the "Bylaws"), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in Section 2.1(b) of these Bylaws.

         (b) (i) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 2.1(a) of these Bylaws, (1)
the shareholder must have given timely notice thereof in writing to the
Secretary of the Corporation in accordance with this Section 2.1(b), and (2)
such other business must be a proper matter for shareholder action under the New Jersey Business Corporation Act.
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             (ii) To be timely, a shareholder's notice required pursuant to this
Section 2.1(b) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. For purposes of this 2.1, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

             (iii) A shareholder's notice required pursuant to this Section 2.1(b) shall set forth: (1) as to each person whom the shareholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Corporation's books, and the name and address of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner and (C) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees.

             (iv) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.1 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.1. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

             (v) Notwithstanding the foregoing provisions of this Section 2.1(b), shareholders must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.1(b). Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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         2.2. Special Meetings. A special meeting of shareholders may be called for any purpose by the Board, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or a Co-Chief Executive Officer, as the case may be, or the President of the Corporation or, at the direction of any of them, any Vice President or Secretary of the Corporation, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of shareholders may be called by any other person or persons specified in any provision of the Corporation's certificate of incorporation, as the same may be amended and/or restated from time to time (the "Certificate of Incorporation"), then such special meeting may also be called by the person or persons, in the manner, at the time and for the purposes so specified. Any such special meeting shall be held at the time and at the place determined by the person or persons calling such meeting and shall be held upon not less than ten (10) nor more than sixty (60) days' written notice of the time, place, and purposes of the meeting.

         2.4. Place of Meetings. Each annual meeting of shareholders shall be held at the place determined by the Board and specified in the respective notices or waivers of notice thereof. Each special meeting of shareholders shall be held at such places, within or without the State of New Jersey, as may from time to time be designated by the person or persons calling the meeting and specified in the respective notices or waivers of notice thereof.

         2.5. Notice of Meetings.

                  (a) Except as otherwise required by law, notice of each meeting of the shareholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail or overnight delivery service, in a postage prepaid envelope, or by-hand delivery service, charges prepaid, directed to him at his address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, telecopy, cable or internet. Except as otherwise expressly required by law, no publication of any notice of a meeting of the shareholders shall be required. Every notice of a meeting of the shareholders shall state the place, date and hour of the meeting, and, in the case of a special meeting shall also state the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of any adjourned meeting of the shareholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

                  (b) Whenever notice is required to be given to any shareholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of any action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or
(ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall have been taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated.

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                  (c) No notice need be given to any person with whom
communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person.

         2.6. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (i) in the case of determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of shareholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board; and
(iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (iii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         2.7. List of Shareholders. The Secretary or stock transfer agent of the Corporation shall prepare and make, at least ten (10) days before very meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the entire duration thereof, and may be inspected by any shareholder who is present. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the list of shareholders required by this Section 2.7 or, to the extent entitled by the New Jersey Business Corporation Act, the books and records of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

         2.8. Inspector of Election. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote at the meeting shall, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. Such inspectors shall decide upon the qualification of the voters and shall report the numbers of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of the inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. Inspectors need not be shareholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which he shall have a material interest.

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         2.9. Quorum. Except as expressly required by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders of the Corporation or any adjournment thereof. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the shareholders, any officer entitled to preside at or to act as Secretary of such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

         2.10. Voting.

              (a) At each meeting of the shareholders, each shareholder shall be entitled to vote in person or by proxy each share of the stock of the Corporation which has voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the
Corporation: (i) on the date fixed pursuant to Section 2.6 of these Bylaws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting, or (ii) if no such record date shall have been so fixed, then (A) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (B) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

              (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the New Jersey Business Corporation Act.

              (c) Any such voting rights may be exercised by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such shareholder or by his attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after eleven (11) months from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a shareholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the Secretary of the meeting prior to the voting of the proxy. At any meeting of the shareholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or expressly required by law, shall be decided by the vote of a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat and thereon. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy if there be such proxy, and it shall state the number of shares voted.

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         2.11. Action Without Meeting. From and after the consummation of an initial public offering of shares of Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on Form S-1 or Form SB-2, or the equivalent thereof (an "Initial Public Offering"), any action required by the New Jersey Business Corporation Act to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by each holder of outstanding stock entitled to vote thereon.


                                   ARTICLE III
                               BOARD OF DIRECTORS

         3.1. Management. The business and affairs of the Corporation shall be managed under the direction of the Board, subject only to the limitations imposed by law and by the Certificate of Incorporation.

         3.2 Number and Term of Office. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New Jersey. The number of directors constituting the entire Board shall be not less than three
(3) nor more than nine (9), except that, where all the shares of stock of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of such shareholders. Subject to the foregoing limitation, such number may be fixed from time to time by the Board.

         3.3. Election of Directors. Directors shall be elected in the manner provided in the Certificate of Incorporation. Any director may resign at any time upon written notice to the Corporation. Except as otherwise provided in the Certificate of Incorporation, in the interim between annual meetings of shareholders or special meetings of shareholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancies in the Board, including vacancies resulting from the removal of directors for cause, any vacancy in the Board may be filled by the vote of not less than a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         3.4. Resignation and Removal. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the date specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise provided by the Certificate of Incorporation or expressly required by law, any director or the entire Board may be removed, but only for cause, by the holders of a majority of shares then entitled to vote at an election of directors.

         3.5. Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by the vote of not less than a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Each director so chosen to fill a vacancy shall hold office until the earlier to occur of (i) the next annual meeting of shareholders and his successor shall have been elected and qualified or (ii) his resignation or removal. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office. Upon the resignation of one or more directors from the Board, effective at a future date, not less than a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided hereinabove in the filling of other vacancies.

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         3.6. Place of Meeting; Telephone Conference Meeting. The Board may hold any of its meetings at such place or places within or without the State of New Jersey as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or waiver of notice of any such meeting. Directors may participate in any regular or special meeting by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

         3.7. Regular Meetings. A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purpose of electing officers and conducting any other business as may come before the meeting. The Board may determine to have additional regular meetings which may be held without notice, except to members not present at the time of the determination.

         3.8. Special Meetings. Special meetings of the Board may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or a Co-Chief Executive Officer, as the case may be, the President or at the direction of any of them, the Secretary or by any two (2) directors, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of New Jersey, as the person or persons calling the meeting may designate. Notice of the time and place of special meetings shall be given to each director either (i) by depositing such notice in the United States mail of overnight delivery service, in a postage prepaid envelope, or by-hand delivery service, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held, or by transmitting a notice thereof to him at such address by telegraph, telecopy, cable or internet, at least forty-eight (48) hours prior to the time of the holding of such meeting, (ii) by transmitting a notice thereof to him at his e-mail address as it is shown upon the records of the Corporation, by e-mail, at least forty-eight
(48) hours prior to the time of the holding of such meeting or (iii) by orally communicating the time and place of the special meeting to him at least forty-eight (48) hours prior to the time of the holding of such meeting. Either of the notices as above provided shall be due, legal and personal notice to such director.

         3.9. Quorum and Action. Except as otherwise provided in these Bylaws or expressly required by law, the presence of a majority of the entire Board shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given if such meeting is to be held within ten (10) days of the date fixed therefor. The directors shall act only as a Board, and the individual directors shall have no power as such.

         3.10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

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         3.11. Compensation. No stated salary need be paid to directors, as such, for their services but, as fixed from time to time by resolution of the Board, the directors may receive directors' fees, compensation and reimbursement for expenses for attendance at directors' meetings, for serving on committees and for discharging their duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         3.12. Committees. The Board may, by resolution passed by not less than a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bylaws. Any such committee shall keep written minutes of its meetings and report the same to the Board when required.

         3.13. Offices of the Board. A Chairman of the Board and/or a Vice Chairman of the Board may be appointed from time to time by the Board and shall have such powers and duties as shall be designated by the Board.


                                   ARTICLE IV
                                WAIVERS OF NOTICE

         Any notice required by these Bylaws, by the Certificate of Incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver, or waivers, may be executed either before or after the event with respect to which the notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.


                                    ARTICLE V
                                    OFFICERS

         5.1. Officers. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, Vice Chairman of the Board, a Chief Executive Officer or Co-Chief Executive Officers, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. One person may hold two or more offices; provided, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.

         5.2. Election and Term. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be chosen annually by the Board, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or until his successor shall be elected and qualified.

         5.3. Subordinate Officers. The Board may appoint, or may authorize the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board or the President from time to time may specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.

         5.4. Removal and Resignation. Any officer may be removed, with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by the Chief Executive Officer or a Co-Chief Executive Officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         5.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for the regular appointments to such office.

         5.6. Chief Executive Officer/Co-Chief Executive Officers. The Chief Executive Officer or Co-Chief Executive Officers, as the case may be, of the Corporation shall, subject to the control of the Board have general supervision, direction and control of the business and affairs of the Corporation. The Chief Executive Officer or Co-Chief Executive Officers, as the case may be, of the Corporation shall preside at all meetings of shareholders and the Board. The Chief Executive Officer or each of the Co-Chief Executive Officers, as the case may be, shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Board or as prescribed by the Bylaws.

         5.7 President. The President of the Corporation shall, under the direction of the Chief Executive Officer or Co-Chief Executive Officers, as the case may be, have general supervision, direction and control of the business and affairs of the Corporation. In the absence of the Chief Executive Officer or a Co-Chief Executive Officer, as the case may be, he shall preside at all meetings of shareholders and the Board. He shall have the general powers and duties of management usually vested in the president of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Board or as prescribed by the Bylaws.

         5.8. Chairman of the Board/Vice Chairman of the Board. Each of the Chairman of the Board and the Vice Chairman of the Board, if any, shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Board or is as prescribed by the Bylaws. In the absence of a Chief Executive Officer or Co-Chief Executive Officer, as the case may be, or the President at any meeting of the shareholders and the Board, the Chairman of the Board shall preside.

         5.9. Chief Financial Officer/Chief Operating Officer. In the event the Board elects a Chief Financial Officer and/or a Chief Operating Officer, the person or persons so elected or the members of such office shall individually or jointly, as the case may be, have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board. The Chief Financial Officer or the Chief Operating Officer also shall have such powers and perform such other duties as prescribed from time to time by the Board.

         5.10. Vice President. The Vice President(s), if any, shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as from time to time may be assigned to each of them by the President, by the Chairman of the Board, if any, by the Board or as is prescribed by the Bylaws. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the President and when so acting shall have all of the powers of and be subject to all the restrictions upon the President.

         5.11. Secretary. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office for the transaction of the business of the Corporation or such other place as the Board may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal office for the transaction of the business of the Corporation or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by these Bylaws or expressly required by law to be given, and he shall keep the seal of the Corporation in sole custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. If for any reason the Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Section 3.8 of these Bylaws, or if he shall fail to give notice of any special meeting of the shareholders called by one or more of the persons identified in Section 2.2 of these Bylaws, then any such person or persons may give notice of any such special meeting.

         5.12. Treasurer. The Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of capital, shall be classified according to source and shown in a separate account. The books of account at all reasonable times shall be open to inspection by any director. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President, to the Chief Executive Officer and to the directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

         5.13. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

         5.14. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         5.15. Other Officers. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

         5.16. Compensation. The compensation of the officers of the Corporation elected or appointed by the Board, if any, shall be fixed from time to time by the Board.

         5.16. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.


                                   ARTICLE VI
                       EFFECT OF AND AMENDMENTS TO BY-LAWS

         6.1. Force and Effect of Bylaws. These Bylaws are subject to the provisions of the New Jersey Business Corporation Act and the Certificate of Incorporation, as each may be amended from time to time. If any provision in these Bylaws is inconsistent with a provision in New Jersey Business Corporation Act or the Certificate of Incorporation, the provision of New Jersey Business Corporation Act or the Certificate of Incorporation, as the case may be, shall govern.

         6.2. Amendments to Bylaws. These Bylaws may be altered, amended, or repealed by the shareholders or the Board. Any bylaw adopted or amended by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting the bylaw expressly reserves to the shareholders the right to amend or repeal it.

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




                                   ARTICLE VII
                            SHARES AND THEIR TRANSFER

         7.1. Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be an engraved or printed facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificates, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in 7.4 of these Bylaws.

         7.2. Transfer of Stock. Transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in 7.3 of these Bylaws, and upon surrender of the certificate or certificates for such shares properly endorsed and the payments of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

         7.3. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

         7.4. Lost, Stolen, Destroyed and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

         7.5. Record Date for Dividends or Rights. In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, the Board may fix a record date in accordance with Section 2.6 of these Bylaws. Notwithstanding anything contained herein to the contrary, for so long as any of the Corporation's securities are listed on The American Stock Exchange ("AMEX"), in accordance with Section 502 of the AMEX Company Guide, the Corporation shall not be permitted to close its stock transfer books for any reason, including the declaration of a dividend, and must establish a record date for shareholders entitled to a dividend which is at least ten days after the date on which the dividend is declared.

         7.6. Issuance of Shares. Shares of the capital stock of the Corporation that have been authorized but not issued may be sold or issued from time to time for such consideration as may be determined by the Board.


                                  ARTICLE VIII
                                 CORPORATE SEAL

         The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, New Jersey." The seal may be used by causing it or a facsimile thereof to be impressed or reproduced in a document or instrument, or affixed thereto.


                                  ARTICLE VIII
                                   FISCAL YEAR

         The fiscal year of the Corporation shall end on March 31 of each calendar year, or such other date the Board shall designate.


                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1. Inspection of Corporate Records. The share register, or duplicate share register, and minutes of proceedings of the shareholders shall be open to inspection for any proper purpose upon the written demand of any person who has been a shareholder of record or holder of a voting trust certificate for at least six months immediately preceding that person's demand, or any person holding, or so authorized in writing by the holders of, at least five percent of the outstanding shares of any class. The inspection may be made at any reasonable time not less than five days after the person has given written notice of the demand to the Corporation. The inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand for inspection shall be made in writing upon the president or secretary of the Corporation.

         9.2. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by the person or persons and in such manner, manually or by facsimile signature, as shall be determined from time to time by the Board.

         9.3. Execution of Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. The authority may be general or confined to specific instances. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount unless so authorized by the Board or these Bylaws.

         9.4. Gender. All personal pronouns used in these Bylaws shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.


                                      -13-